UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 15, 2024

LANDSTAR SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	021238	06-1313069
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13410 Sutton Park Drive South, Jacksonville, Florida	32224
(Address of principal executive offices)	(Zip Code)

(904) 398-9400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LSTR	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 15, 2024, Landstar System, Inc. (“Landstar” or the “Company”) announced the appointment of Joseph J. Beacom as President of the Company’s subsidiary, Landstar System Holdings, Inc., and each of its agent-based transportation services companies, effective December 1, 2024. Mr. Beacom, age 60, has served as Vice President and Chief Safety and Operations Officer of the Company since May 2011. Prior to that, Mr. Beacom served as Vice President and Chief Safety, Security and Compliance Officer of the Company since 2006 and has held various other positions within subsidiaries of the Company since 1993. Mr. Beacom will remain in the role of President of Landstar System Holdings, Inc. until the end of 2025, at which point he will transition to the role of Special Advisor to the Chief Executive Officer of the Company until March 1, 2026. In connection with this appointment, the Company entered into a letter agreement with Mr. Beacom, dated November 15, 2024, pursuant to which, Mr. Beacom’s annual base salary will increase to $400,000 and he will be eligible for an annual bonus under the Company’s Executive Incentive Compensation Plan with a “threshold” target bonus percentage of 80% of his annual base salary. The letter agreement also provides that Mr. Beacom’s Key Executive Employment Protection Agreement will be terminated as of December 28, 2025 (the first day of the Company’s 2026 fiscal year), and he will not receive any new equity grants under Landstar’s 2011 Equity Incentive Plan following November 15, 2024. Under the letter agreement, Mr. Beacom’s base salary will remain the same in the Special Advisor position, but he will not be eligible for a bonus for any portion of the 2026 fiscal year.

Also on November 15, 2024, the Company announced the promotion of Matthew Miller to Vice President and Chief Safety and Operations Officer of the Company, succeeding Mr. Beacom in that role, effective December 1, 2024. Mr. Miller, age 51, has served as an Executive Vice President of Landstar Transportation Logistics, Inc. and certain affiliated agent-based transportation services companies of the Company since March 2022 and as a Vice President of various subsidiaries of the Company since 2015. In connection with his promotion, Mr. Miller’s annual base salary will increase to $300,000 and he will be eligible for an annual bonus under the Company’s Executive Incentive Compensation Plan with a “threshold” target bonus percentage of 50% of his annual base salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDSTAR SYSTEM, INC.

Date: November 15, 2024	By:	/s/ James P. Todd
Name: James P. Todd
Title: Vice President, Chief Financial Officer and Assistant Secretary